Exhibit 10.2

AMENDMENT NO. 6 TO CREDIT AGREEMENT

AMENDMENT NO. 6 TO CREDIT AGREEMENT, dated as of February 13, 2013 (this “Amendment”), among AVAYA INC., a Delaware corporation (the “Borrower”), CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders (as defined below) party hereto.

PRELIMINARY STATEMENTS

A. The Borrower, Avaya Holdings Corp. (formerly known as Sierra Holdings Corp.), a Delaware corporation, the Administrative Agent and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of October 26, 2007, as amended as of December 18, 2009 by Amendment No. 1, as amended and restated as of February 11, 2011 pursuant to the Amendment Agreement, as amended as of August 8, 2011 by Amendment No. 3, as amended and restated as of October 29, 2012 pursuant to Amendment No. 4 and as amended and restated as of December 21, 2012 pursuant to Amendment No. 5 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Restated Credit Agreement”).

B. The Borrower wishes to amend the Restated Credit Agreement pursuant to Section 10.01 thereof to increase the amount of certain Junior Secured Debt that is permitted to be incurred or issued.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement (as defined below).

SECTION 2. Amendment to Restated Credit Agreement. Effective as of the Amendment No. 6 Effective Date (as defined below), and subject to the terms and conditions set forth herein, the Restated Credit Agreement is hereby amended (as so amended, the “Amended Credit Agreement”) by amending and restating Section 7.03(ff) of the Restated Credit Agreement in its entirety to read as follows:

(ff)  (A) Junior Secured Debt incurred or issued in connection with any Permitted Refinancing of any Bridge Facility Debt (including any guarantees thereof) or to replace or refinance any other Indebtedness that replaces or refinances any Bridge Facility Debt (including any guarantees thereof); provided that (i) such Junior Secured Debt is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Junior Secured Debt does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred or issued and (iii) such Junior Secured Debt is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors, and (B) any Permitted Refinancing in respect thereof.

SECTION 3. Conditions of Effectiveness. This Amendment and the Amended Credit Agreement shall become effective as of the first date (such date being referred to as the “Amendment No. 6 Effective Date”) when each of the following conditions shall have been satisfied:

(a) Execution of Documents. The Administrative Agent shall have received (i) this Amendment, duly executed and delivered by the Borrower and the Required Lenders, and (ii) a Guarantor Consent and Reaffirmation, in the form of Annex 1 hereto, duly executed and delivered by each Guarantor.

(b) Consent Fee. The Administrative Agent shall have received from the Borrower a consent fee payable in Dollars for the account of each Lender (other than a Defaulting Lender) that has unconditionally and irrevocably returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time on February 8, 2013 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.10% of the sum of (x) the aggregate principal amount of Term Loans, if any, held by such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered pursuant to this Amendment and (y) the aggregate amount of the Revolving Credit Commitment, if any, of such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered pursuant to this Amendment.

(c) Certificate of Responsible Officer. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, certifying the conditions precedent set forth in Sections 4.02(a) and (b) of the Restated Credit Agreement shall have been satisfied on and as of the Amendment No. 6 Effective Date.

(d) Fees. Citigroup Global Markets Inc. shall have received on the Amendment No. 6 Effective Date all fees separately agreed to with the Borrower.

SECTION 4. Representations and Warranties. The Borrower represents and warrants as follows as of the date hereof:

(a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by the Borrower of this Amendment will not (a) contravene the terms of any of the Borrower’s Organization Documents, (b) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Amended Credit Agreement) under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject, or (c) violate any applicable material Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (b) and (c), to the extent that such breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment, the Amended Credit Agreement and each other Loan Document to which the Borrower is a party, after giving effect to the amendments pursuant to this Amendment, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(c) Upon the effectiveness of this Amendment, no Default or Event of Default shall exist.

(d) Upon the effectiveness of this Amendment and after giving effect to the transactions contemplated by this Amendment, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

(e) Each of the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document, is true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Restated Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Restated Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(b) On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 6. Costs and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent pursuant to Section 10.04 of the Restated Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8. Notices. All communications and notices hereunder shall be given as provided in the Amended Credit Agreement.

SECTION 9. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Successors. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

SECTION 11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AVAYA INC.

By:	/s/ Matthew Booher
Name:	Matthew Booher
Title:	Vice President and Treasurer

[Amendment No. 6 to Credit Agreement]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Matthew Burke Name: Matthew Burke Title: Vice President

[Amendment No. 6 to Credit Agreement]

Annex 1 to

Amendment No. 6 to Credit Agreement

GUARANTOR CONSENT AND REAFFIRMATION

February 13, 2013

Reference is made to (i) Amendment No. 6 to Credit Agreement, dated as of the date hereof, attached as Exhibit A hereto (the “Amendment”), among Avaya Inc. (the “Borrower”), Citibank, N.A., as Administrative Agent, and each Lender party thereto and (ii) the Credit Agreement, dated as of October 26, 2007, as amended as of December 18, 2009 by Amendment No. 1, as amended and restated as of February 11, 2011 pursuant to the Amendment Agreement, as amended as of August 8, 2011 by Amendment No. 3, as amended and restated as of October 29, 2012 pursuant to Amendment No. 4 and as amended and restated as of December 21, 2012 pursuant to Amendment No. 5 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Restated Credit Agreement”), among the Borrower, Avaya Holdings Corp. (formerly known as Sierra Holdings Corp.), Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each Lender from time to time party thereto. Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the Amendment.

Each Guarantor hereby consents to the execution, delivery and performance of the Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Amendment No. 6 Effective Date, be deemed to be a reference to the Amended Credit Agreement in effect in accordance with the terms of the Amendment.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Amendment, are reaffirmed, and remain in full force and effect.

After giving effect to the Amendment, each Guarantor reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Amendment), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent is a Loan Document and shall be governed by, and construed in accordance with, the law of the state of New York.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

AVAYA HOLDINGS CORP.

AC TECHNOLOGIES, INC.

AVAYA CALA INC.

AVAYA EMEA LTD.

AVAYA FEDERAL SOLUTIONS, INC.

AVAYA GOVERNMENT SOLUTIONS INC.

AVAYA INTEGRATED CABINET SOLUTIONS INC.

AVAYA MANAGEMENT SERVICES INC.

AVAYA WORLD SERVICES INC.

INTEGRATED INFORMATION TECHNOLOGY CORPORATION

SIERRA ASIA PACIFIC INC.

TECHNOLOGY CORPORATION OF AMERICA, INC.

UBIQUITY SOFTWARE CORPORATION

VPNET TECHNOLOGIES, INC.

AVAYA HOLDINGS LLC

AVAYA HOLDINGS TWO, LLC

OCTEL COMMUNICATIONS LLC

RADVISION, INC.

AVAYALIVE INC.

By:
Name: Matthew Booher
Title: Treasurer

[Guarantor Consent and Reaffirmation – Amendment No. 6 to Credit Agreement]

Exhibit A to

Guarantor Consent and Reaffirmation

Amendment No. 6 to Credit Agreement

[See attached]